EXHIBIT 99.1

AgEagle Announces Reappointment of Company’s Chairman,

Barrett Mooney, as Chief Executive Officer to Lead

Next Wave of Growth and Transformation

Company to Refocus its Efforts on Robotics, Automation, and Manufacturing

WICHITA, Kan – January 18, 2022 – (GLOBE NEWSWIRE) – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading provider of full-stack drone, sensor and software solutions, today announced that its Board of Directors has reappointed Company Chairman Barrett Mooney as AgEagle’s new Chief Executive Officer, effectively immediately. Mooney succeeds Brandon Torres Declet who has resigned as Chief Executive Officer and as a member of the Board of Directors to pursue new opportunities.

From July 2018 through June 2020, Mooney served as Chief Executive Officer of AgEagle and subsequently stepped down from the post upon his appointment as Chairman of the Board. During his original tenure as CEO, Mooney is credited for architecting and executing AgEagle’s initial expansion efforts beyond the manufacture of proprietary fixed wing drones for farm use into manufacture and assembly of drones for test applications in drone package delivery; development of proprietary aerial imagery-based data analytics and solutions for the hemp, land management and agricultural sectors; and other key fundamental growth initiatives focused on pursuit of opportunities in the greater autonomous commercial drone market.

Commenting on the change in leadership, independent Board member Grant Begley stated, “The reappointment of Barrett as CEO comes at a critical juncture in AgEagle’s growth as we continue to evolve our strategy and solutions to meet the groundswell of opportunities fast emerging in the global commercial and government UAS industries. Given Barrett’s proven leadership and business-building skills, visionary aptitude and deep understanding of drone hardware, software, data and analytics, we are confident that he is the ideal person to assume the helm of AgEagle and move the Company through its next wave of growth and transformation.”

“AgEagle’s market valuation has taken a hit over the past year, however, our Company has made notable accomplishments, not the least of which is completing three strategic acquisitions”, said Mooney. “It is my belief that we can regain the confidence of the Wall Street community through our future growth and succeed by staying true to our roots in innovation and delivering a well-defined pathway to sustainable profitability.”

Continuing, Mooney added, “Moving forward, it is my intention to ensure that AgEagle becomes globally synonymous with technological innovation in our industry and earns distinction as a UAS company that prioritizes our customers’ needs first. You can expect to see us double down on our efforts to win new commercial and government customers by delivering smart, highly scalable drone solutions that effectively solve operational challenges and provide actionable insights that empower our customers to improve their workflow processes and outcomes. We have superior technology, the talent and the will necessary to succeed; and it is incumbent upon me to ensure that we do. I am very excited about the months ahead to earn shareholder confidence -- not because of the kind of company we may become, but because of the visionary, high performing company we are and were always intended to be.”

About AgEagle Aerial Systems Inc.

AgEagle and its wholly owned subsidiaries are actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our websites at www.ageagle.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:	Media Inquiries:
Gateway Investor Relations	media@ageagle.com
Matt Glover or Cody Cree
Phone: 949-574-3860
Email: UAVS@gatewayIR.com